UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2014

SANTANDER CONSUMER USA HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36270	32-0414408
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Elm St. Suite #800 Dallas, Texas 75201	75247
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 634-1110

n/a

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2014, Santander Consumer USA Holdings Inc. (the “Company”) appointed Heidi Ueberroth to the Company’s Board of Directors (the “Board”) and the Audit Committee of the Board. Ms. Ueberroth, age 48, is the former President of NBA International at the National Basketball Association, and currently serves as a director of the Pebble Beach Company and of the Monterey Peninsula Foundation, and as a trustee of the Cancer Research Institute.

The Board has determined that Ms. Ueberroth is “independent” within the meaning of Rule 10A-3 of the Securities and Exchange Act of 1934, as amended, and the applicable New York Stock Exchange listing standards.

There is no agreement or understanding between Ms. Ueberroth and any other person pursuant to which she was elected to the Board. Ms. Ueberroth is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with her services as a director, Ms. Ueberroth will participate in our director compensation policy (as described in our most recent Form 10-K filed with the SEC on March 6, 2014), which provides for the following compensation for the independent members of our Board: (i) an annual cash Board retainer of $80,000; (ii) an additional annual cash retainer of $20,000 for the chair of the Audit Committee of the Board; (iii) an additional annual cash retainer of $10,000 for being a member of the Audit Committee; (iv) an additional annual cash retainer of $10,000 for the chair of any other committee of the Board ; (v) an additional annual cash retainer of $10,000 for being a member of any other committee; and (vi) an annual grant of stock options under the Company’s 2011 Management Equity Plan or the Company’s 2014 Omnibus Incentive Plan (each, as described in the Company’s most recent Form 10-K filed with the SEC on March 6, 2014) or restricted stock units under the Company’s 2014 Omnibus Incentive Plan, in either case, with a grant date fair value equal to $50,000 that vest ratably over three years. Any compensation paid to Ms. Ueberroth for 2014 will be pro-rated accordingly.

A copy of the press release announcing the appointment of Ms. Ueberroth as a director of the Company is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated April 15.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER CONSUMER USA HOLDINGS INC.

Date: April 17, 2014	By:	/s/ Jason A. Kulas
	Name:	Jason A. Kulas
	Title:	President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated April 15.